Exhibit 10.16

Kohlberg & Co., L.L.C.

January 8, 2007

KCHS Holdings, Inc.

Critical Homecare Solutions, Inc.

Two Tower Building

One Fayette Street

Conshohocken, PA 19428

Gentlemen:

This letter is intended to amend the terms of the Management Agreement dated as of September 19, 2006, by and among KCHS Holdings, Inc., a Delaware corporation (“KCHS”), Critical Homecare Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of KCHS (“CHS” and together with KCHS, the “Company”), and Kohlberg & Co., L.L.C., a Delaware limited liability company (“KoCo”) (as amended, the “Management Agreement”).

1. The first sentence of Section 2(a) is hereby deleted and replaced with the following:

“In consideration of the services provided and to be provided hereunder, the Company shall pay an annual management fee to KoCo equal to $750,000 (or such lesser amount as directed by KoCo) (the “Base Fee”).”

2. Notwithstanding Section 2(c) of the Management Agreement and in lieu of the payment required thereby, due to the unusual complexities related to the consummation of the transactions contemplated by the Stock Purchase Agreement dated as of December 20, 2006 by and among CHS, The Deaconess Associations, Inc. and Deaconess Enterprises, Inc. (the “Purchase Agreement”), and the refinancing of the Company’s credit facilities, the Company agrees to pay KoCo a Transaction Fee of $3,000,000 upon consummation of such transactions.

3. The Management Agreement, as amended hereby, is hereby ratified and confirmed by the parties. Except as expressly amended hereby, the Management Agreement shall continue in full force and effect. Any references to the “Management Agreement” or to the words hereof, hereunder or words of similar affect in the Management Agreement shall mean the Management Agreement as amended hereby. This letter amendment may be executed in one or more counterparts by some or all of the parties hereto, each of which counterpart shall be an original and all of which together shall constitute a single agreement.

4. This letter amendment shall be governed by the laws of Delaware without regard to principles of conflicts of laws thereof.

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Please indicate your agreement to the foregoing amendment by signing and returning a copy of this letter to me at your earliest convenience.

Very truly yours,

KOHLBERG & CO., L.L.C.

By:	/s/ Gordon Woodward
	Name:	Gordon Woodward
	Title:	Authorized Representative

AGREED TO AND ACCEPTED:

KCHS HOLDINGS, INC.

By:	/s/ Mary Jane Graves
	Name:	Mary Jane Graves
	Title:	Chief Financial Officer

CRITICAL HOMECARE SOLUTIONS, INC.

By:	/s/ Mary Jane Graves
	Name:	Mary Jane Graves
	Title:	Chief Financial Officer